EXHIBIT 3.2




                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                          HSI ASSET FUNDING CORPORATION



I, the undersigned, being the sole incorporator of HSI Asset Funding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY:

FIRST: That the First Article of the Certificate of Incorporation be and it hereby is amended to read as follows:

1. The name of the corporation is HSI Asset Securitization Corporation.


SECOND: That the corporation has not received any payment for any of its stock.


THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, I have signed this certificate this 5th day of April, 2005.


                                                   /s/ Asad Jaferi
                                                   -----------------------------
                                                   Asad Jaferi
                                                   Sole Incorporator